Exhibit 99.1

Joshua Moore
Vice President — Investor
NEWS RELEASE	Relations, Treasury & Corporate
FOR IMMEDIATE RELEASE	Finance
(972) 409-1527

Michaels Stores, Inc. Reports Third Quarter Results

IRVING, Texas — December 10, 2013 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the third quarter ended November 2, 2013.

Third Quarter Financial Highlights

•                  Comparable store sales increased 7.9% driven by a 3.9% increase in transactions and a 3.8% increase in the Company’s average ticket in addition to a 20 basis point positive impact from deferred custom framing revenue.

•                  Net sales increased 10.3% to $1.12 billion from $1.01 billion during the third quarter of fiscal 2012.

•                  Gross profit for the quarter increased 12.7% to $453 million from $402 million during the third quarter of fiscal 2012. Gross profit increased approximately 90 basis points to 40.5% as a percent of net sales.  The increase in the Company’s gross profit rate was driven by occupancy cost expense leverage on higher sales and improved merchandise margin, partially offset by increased freight and distribution costs.

•                  Selling, general, and administrative expense (“SG&A”) increased 11.6% to $309 million from $277 million during the third quarter of fiscal 2012.  SG&A increased approximately 40 basis points to 27.6% as a percent of sales.  The increase in the Company’s SG&A rate was driven by an increase in performance based bonus expense and investments in the Company’s strategic initiatives, partially offset by expense leverage in advertising and store operating costs due to the Company’s 7.9% increase in comparable store sales.

•                  Operating income for the quarter increased 15.4% to $135 million and as a percent of net sales increased approximately 60 basis points to 12.1%.

•                  Net income for the quarter increased 65.7% to $58 million and as a percent of net sales increased approximately 170 basis points to 5.2%.

Year-to-date Financial Highlights

•                  Comparable store sales increased 2.1% driven by a 2.9% increase in the Company’s average ticket, partially offset by a 0.8% decrease in transactions.

•                  Net sales increased 4.5% to $3.02 billion from $2.88 billion over the same period in fiscal 2012.

•                  Gross profit increased 4.4% to $1.20 billion. As a percent of net sales the Company’s gross profit was relatively flat at 39.8%.

•                  Selling, general, and administrative expense (“SG&A”) increased 6.1% to $835 million from $787 million over the same period last year.  SG&A increased approximately 40 basis points to 27.7% as a percent of sales.  The increase in the Company’s SG&A rate was driven by an increase in performance based bonus expense, investments in the Company’s strategic initiatives and increased health care costs, partially offset by the timing of advertising expenses.

•                  Operating income decreased 0.9% to $334 million and as a percent of net sales decreased 60 basis points to 11.1%. In addition to the net impact from gross profit and SG&A, operating income was also negatively impacted by an increase in share based compensation of $6 million or approximately 20 basis points on a rate basis.

•                  Net income increased 27.4% to $121 million and as a percent of net sales increased 70 basis points to 4.0%.

Balance Sheet and Cash Flow

•                  The Company ended the third quarter with $68 million in cash, $3.08 billion in debt and approximately $401 million in availability under its asset-based revolving credit facility.

•                  Inventory at the end of the quarter was $1.11 billion.  Average Michaels store inventory, inclusive of distribution centers, was $946,000, an increase of 0.2% from last year’s balance of $944,000.

Store Information

•                  During the third quarter of fiscal 2013, the Company opened 19 Michaels stores, relocated six and closed one store.

•                  The Company operated 33 net new stores at the end of the third quarter of fiscal 2013 as compared to the same period in fiscal 2012.  The Company opened 40, relocated 14 and closed two Michaels stores year-to-date. Additionally, the Company relocated two and closed four Aaron Brothers stores year to date.  The Company now operates 1,259 stores including 1,137 Michaels stores and 122 Aaron Brothers stores.

Restatement of Previously Issued Interim Financial Statements

On November 22, 2013, the Audit Committee of the Company’s Board of Directors determined that the Company’s previously issued unaudited interim consolidated financial statements for the three and six month periods ended August 3, 2013, contained an error with respect to Accounting Standards Codification Topic 718, Compensation — Stock Compensation.  See Supplemental Schedule Restatement Adjustments for a reconciliation of previously reported GAAP results to restated amounts, amended statements for the above periods were filed on December 9, 2013. The Company will host a conference call to discuss third quarter financial results at 8:00 a.m. Central time on Tuesday, December 10. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 19222186. Due to the quiet period associated with our S-1 filing, there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Irving, Texas-based Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of November 2, 2013, the Company owns and operates 1,137 Michaels stores in 49 states and Canada and 122 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®,  Loops & Threads® and Imagin8®. For more information visit www.michaels.com or www.facebook.com/Michaels or follow Michaels on Twitter and Pinterest @MichaelsStores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to general economic conditions; risks related to our substantial indebtedness; our growth depends on our ability to open new stores; our reliance on foreign suppliers; damage to the reputation of the Michaels brand or our private and exclusive brands; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel, wood and paper may adversely affect our costs, including cost of merchandise; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; improvements to our supply chain may not be fully successful; changes in customer demand; our success will depend on how well we manage our business; competition, including internet-based competition, could negatively impact our business; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; our disclosed material weakness in our internal control over financial reporting related to our accounting for share-based compensation expense could adversely affect our ability to report our financial results of operations or cash flows accurately and on a timely basis; failure to attract or retain senior management could adversely affect our performance; a weak fourth quarter would materially adversely affect our operating results; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; changes in regulations or enforcement may adversely impact our business; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiaries; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our indirect parent company and sponsors may conflict with the Company’s interests and the interests of our debt investors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and losses on early extinguishment of debt. (“EBITDA (excluding refinancing costs and losses on early extinguishment of debt)”).  The Company defines EBITDA (excluding refinancing costs and losses on early extinguishment of debt) as net income before interest, income taxes, depreciation, amortization and refinancing costs and losses on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding refinancing costs and losses on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding refinancing costs and losses on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s $1.6 billion Senior secured term loan and $650 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding refinancing costs and losses on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculation of the fixed charge coverage ratio, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	November 2,	February 2,	October 27,
	2013	2013	2012
		(Restated)	(Restated)
ASSETS
Current assets:
Cash and equivalents	$68	$56	$161
Merchandise inventories	1,119	862	1,078
Prepaid expenses and other	99	86	91
Receivable from Parent	1	—	—
Deferred income taxes	38	37	42
Income tax receivable	20	3	17
Total current assets	1,345	1,044	1,389
Property and equipment, at cost	1,570	1,502	1,478
Less accumulated depreciation and amortization	(1,217)	(1,164)	(1,134)
Property and equipment, net	353	338	344
Goodwill	94	94	95
Debt issuance costs, net of accumulated amortization of $57, $54, and $77, respectively	38	46	53
Deferred income taxes	29	30	32
Long-term recievable from Parent	5	—	—
Other assets	2	3	4
Total non-current assets	168	173	184
Total assets	$1,866	$1,555	$1,917

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$467	$263	$374
Accrued liabilities and other	342	367	424
Share-based compensation liability	21	35	30
Current portion of long-term debt	203	150	180
Deferred income taxes	4	4	1
Income taxes payable	6	37	6
Total current liabilities	1,043	856	1,015
Long-term debt	2,878	2,891	3,188
Deferred income taxes	2	2	11
Share-based compensation liability	28	27	24
Other long-term liabilities	86	83	86
Total long-term liabilities	2,994	3,003	3,309
Total liabilities	4,037	3,859	4,324
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 100 shares authorized; 100 shares issued and outstanding	—	—	—
Additional paid-in capital	63	49	51
Accumulated deficit	(2,238)	(2,359)	(2,464)
Accumulated other comprehensive income	4	6	6
Total stockholders’ deficit	(2,171)	(2,304)	(2,407)
Total liabilities and stockholders’ deficit	$1,866	$1,555	$1,917

Michaels Stores, Inc.

Consolidated Statements of Comprehensive Income

(In millions)

(Unaudited)

	Quarter Ended		Nine Months Ended
	November 2,	October 27,	November 2,	October 27,
	2013	2012	2013	2012
		(Restated)		(Restated)
Net sales	$1,118	$1,014	$3,015	$2,884
Cost of sales and occupancy expense	665	612	1,816	1,736
Gross profit	453	402	1,199	1,148
Selling, general, and administrative expense	309	277	835	787
Share-based compensation	4	2	15	9
Related party expenses	3	3	10	10
Store pre-opening costs	2	3	5	5
Operating income	135	117	334	337
Interest expense	45	60	137	187
Refinancing costs and losses on early extinguishment of debt	—	3	7	3
Other (income) and expense, net	—	—	1	(1)
Income before income taxes	90	54	189	148
Provision for income taxes	32	19	68	53
Net income	58	35	121	95
Other comprehensive income, net of tax:
Foreign currency translation adjustment and other	—	—	(2)	—
Comprehensive income	$58	$35	$119	$95

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended
	November 2,	October 27,
	2013	2012
		(Restated)
Operating activities:
Net income	$121	$95
Adjustments:
Depreciation and amortization	74	71
Share-based compensation expense	19	15
Debt issuance costs amortization	6	12
Accertion of long-term debt	(1)	—
Refinancing costs and losses on early extinguishment of debt	7	3
Changes in assets and liabilities:
Merchandise inventories	(254)	(233)
Prepaid expenses and other	(13)	(11)
Accounts payable	211	72
Accrued interest	(29)	36
Accrued liabilities and other	(21)	(15)
Income taxes	(49)	(33)
Other long-term liabilities	3	1
Net cash provided by operating activities	74	13

Investing activities:
Additions to property and equipment	(82)	(85)
Net cash used in investing activities	(82)	(85)

Financing activities:
Issuance of senior notes due 2018	—	213
Redemption of senior subordinated notes due 2016	—	(127)
Repurchase of subordinated discount notes due 2016	(142)	—
Repayments on senior secured term loan facility	(8)	(209)
Borrowings on asset-based revolving credit facility	389	—
Payments on asset-based revolving credit facility	(203)	—
Payments of debt issuance costs	—	(8)
Payment of capital leases	—	(2)
Change in cash overdraft	(9)	(5)
Payments on behalf of Parent	(7)	—
Net cash provided by (used in) financing activities	20	(138)

Net increase (decrease) in cash and equivalents	12	(210)
Cash and equivalents at beginning of period	56	371
Cash and equivalents at end of period	$68	$161
Cash paid for interest	$160	$138
Cash paid for income taxes	$115	$85

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

	Quarter Ended		Nine Months Ended
	November 2,	October 27,	November 2,	October 27,
	2013	2012	2013	2012
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	59.5	60.4	60.2	60.2
Gross profit	40.5	39.6	39.8	39.8
Selling, general, and administrative expense	27.6	27.3	27.7	27.3
Share-based compensation	0.4	0.2	0.5	0.3
Related party expenses	0.3	0.3	0.3	0.3
Store pre-opening costs	0.2	0.3	0.2	0.2
Operating income	12.1	11.5	11.1	11.7
Interest expense	4.0	5.9	4.5	6.5
Refinancing costs and losses on early extinguishment of debt	—	0.3	0.2	0.1
Other (income) and expense, net	—	—	—	—
Income before income taxes	8.1	5.4	6.3	5.1
Provision for income taxes	2.9	1.9	2.3	1.8
Net income	5.2%	3.5%	4.0%	3.3%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended		Nine Months Ended
	November 2,	October 27,	November 2,	October 27,
	2013	2012	2013	2012
Michaels stores:
Retail stores open at beginning of period	1,119	1,074	1,099	1,064
Retail stores opened during the period	19	26	40	36
Retail stores opened (relocations) during the period	6	3	14	13
Retail stores closed during the period	(1)	(1)	(2)	(1)
Retail stores closed (relocations) during the period	(6)	(3)	(14)	(13)
Retail stores open at end of period	1,137	1,099	1,137	1,099

Aaron Brothers stores:
Retail stores open at beginning of period	122	128	125	134
Retail stores opened (relocations) during the period	—	—	2	—
Retail stores closed during the period	—	(1)	(4)	(7)
Retail stores closed (relocations) during the period	—	—	(1)	—
Retail stores open at end of period	122	127	122	127

Total store count at end of period	1,259	1,226	1,259	1,226

Other operating data:
Average inventory per Michaels store (in thousands)	$946	$944	946	$944
Comparable store sales (decrease) increase	7.9%	(0.2)%	2.1%	1.4%

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

	Quarter Ended		Nine Months Ended
	November 2,	October 27,	November 2,	October 27,
	2013	2012	2013	2012
		(Restated)		(Restated)
	(in millions)
Net cash provided by (used in) operating activities	$88	$93	$74	$13
Depreciation and amortization	(24)	(25)	(74)	(71)
Share-based compensation	(6)	(4)	(19)	(15)
Debt issuance costs amortization	(2)	(4)	(6)	(12)
Refinancing costs and losses on early extinguishment of debt	—	(3)	(7)	(3)
Changes in assets and liabilities	2	(22)	153	183
Net income	58	35	121	95
Interest expense	45	60	137	187
Refinancing costs and losses on early extinguishment of debt	—	3	7	3
Provision for income taxes	32	19	68	53
Depreciation and amortization	24	25	74	71
EBITDA (excluding refinancing costs and losses on early extinguishment of debt)	159	142	407	409
Adjustments:
Share-based compensation	6	4	19	15
Sponsor fees	3	3	10	10
Termination expense	1	1	2	1
Store pre-opening costs	2	3	5	5
Store remodel costs	2	1	6	1
Foreign currency transaction losses (gains)	—	—	1	(1)
Sign on bonuses	—	—	2	—
Moving and relocation expenses	1	—	2	2
Store closing costs	3	—	4	2
Other (1)	—	—	1	—
Adjusted EBITDA	$177	$154	$459	$444

(1) Other adjustments relate to items such as franchise taxes and certain legal settlements.

Michaels Stores, Inc.

Restatement Adjustments

(In millions)

(Unaudited)

	Consolidated Balance Sheet
	As of October 27, 2012
	(unaudited)
	As Reported	Share-based compensation Adjustment	As Restated
Merchandise inventories	$1,076	$2	$1,078
Total current assets	1,387	2	1,389
Deferred income taxes	18	14	32
Total non-current assets	170	14	184
Share-based compensation	—	30	30
Income taxes payable	8	(2)	6
Total current liabilities	987	28	1,015
Share-based compensation	—	24	24
Total long-term liabilities	3,285	24	3,309
Additional paid-in capital	61	(10)	51
Accumulated deficit	(2,438)	(26)	(2,464)
Total stockholders’ deficit	(2,371)	(36)	(2,407)

	Consolidated Statements of Comprehensive Income
	Quarter Ended October 27, 2012
	(unaudited)
	As Reported	Share-based compensation Adjustment	As Restated
Cost of sales and occupancy expense	$611	$1	$612
Gross Profit	403	(1)	402
Selling, general and administrative expense	278	(1)	277
Share-based compensation expense	—	2	2
Operating income	119	(2)	117
Income before income taxes	56	(2)	54
Provision for income taxes	20	(1)	19
Net income	36	(1)	35
Comprehensive income	36	(1)	35

	Consolidated Statements of Comprehensive Income
	Nine Months Ended October 27, 2012
	(unaudited)
	As Reported	Share-based compensation Adjustment	As Restated
Cost of sales and occupancy expense	$1,730	$6	$1,736
Gross Profit	1,154	(6)	1,148
Selling, general and administrative expense	790	(3)	787
Share-based compensation expense	—	9	9
Operating income	349	(12)	337
Income before income taxes	160	(12)	148
Provision for income taxes	58	(5)	53
Net income	102	(7)	95
Comprehensive income	102	(7)	95

	Cash Flow Data
	Nine Months Ended October 27, 2012
	(unaudited)
	As Reported	Share-based compensation Adjustment	As Restated
Operating Activities:
Net income	$102	$(7)	$95
Share-based compensation	4	11	15
Merchandise inventories	(236)	3	(233)
Accrued liabilities and other	(11)	(4)	(15)
Income taxes	(27)	(6)	(33)
Net cash provided by operating activities	16	(3)	13
Repurchase of Common Stock	(10)	10	—
Proceeds from stock options exercised	7	(7)	—
Net cash used in financing activities	(141)	3	(138)